Exhibit 99











Release Date:                                        Further Information:

IMMEDIATE RELEASE                                    David J. Bursic
January 25, 2005                                     President and CEO
                                                              -or-
                                                     Pamela M. Tracy
                                                     Investor Relations
                                                     Phone: 412/364-1913



              WVS FINANCIAL CORP. ANNOUNCES QUARTERLY CASH DIVIDEND


     WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors at their meeting on January 25, 2005 declared a regular $0.16 cash dividend on the common stock of the Company, payable on February 17, 2005 to the stockholders of record at the close of business on February 7, 2005.

     WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.


                                      # # #









                                  Page 4 of 4